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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                Contact: Donald J. Radkoski (614) 492-4901
Nov. 8, 2005                                      or Mary Cusick (614) 492-4920

             BOB EVANS FARMS ANNOUNCES OCTOBER SAME-STORE SALES AND
                               QUARTERLY DIVIDEND

          COLUMBUS, Ohio -- Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that same-store sales at Bob Evans Restaurants for the fiscal 2006 month of October (the five weeks ended Oct. 28) decreased 3.5 percent from the same period a year ago. Average menu prices for the fiscal month were up approximately 1.5 percent.

          Mimi's Cafe same-store sales for the fiscal 2006 month of October increased 1.4 percent from the same period a year ago. Average menu prices for the month were up approximately 1.6 percent.

          Same-store sales are calculated using the 478 Bob Evans Restaurants and 70 Mimi's Cafes that were open for the full 12 months in both fiscal 2004 and 2005.

          The Bob Evans Farms board of directors today declared a quarterly dividend of 12 cents ($.12) per share on the corporation's outstanding common stock ($.01 par value). The dividend is payable Dec. 1, 2005, to stockholders of record at the close of business on Nov. 18, 2005.

          The company will release first quarter results after the market closes on Nov. 14, 2005, and a conference call will be held on Tuesday, Nov. 15, 2005, at 10 a.m. (Eastern Time). To listen, call (888) 394-8033 (conference ID number 6694935) or log in to the webcast at www.bobevans.com and click on "investors." The call will be archived on the company's Web site.

         Bob Evans Farms, Inc. owns and operates 588 full-service, family restaurants in 20 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 95 Mimi's Cafe casual restaurants located in 13 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this report that are not historical facts are forward-looking statements and are based on current expectations. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:


     -    Changing business and/or economic conditions, including energy costs

     -    Competition in the restaurant and food products industries

     - Ability to control restaurant operating costs, which are impacted by market changes in the cost or availability of labor and food, minimum wage and other employment laws, fuel and utility costs and general inflation

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     -    Changes in the cost or availability of acceptable new restaurant sites

     - Adverse weather conditions in locations where the company operates its restaurants

     - Consumer acceptance of changes in menu, price, atmosphere and/or service procedures

     - Consumer acceptance of the company's restaurant concepts in new geographic areas

     -    Changes in hog and other commodity costs.

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Additional discussion of these factors is included in the company's periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.